UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549





                               Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934



                       April 3, 1998 (March 24, 1998)
              Date of Report (Date of earliest event reported)



                         Commission File #0-10964

                         MAXWELL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



                  Delaware                       95-2390133
           (State or other jurisdiction         (I.R.S. Employer
           of incorporation)                   Identification No.)

                            9275 Sky Park Court
                        San Diego, California  92123
                  (Address of principal executive offices)

      Registrant's telephone number, including area code: (619) 279-5100

Item 9. Sales of Equity Securities Pursuant to Regulation S.

        On March 24, 1998, the Company issued 290,076 shares of its Common Stock in connection with an acquisition of all the outstanding capital stock of a privately-held company located in the United Kingdom. The form of transaction was an exchange of the Company's common stock for the capital stock of the acquired business. No underwriters were used and the recipients of the Registrant's common stock were the shareholders of the acquired company and its affiliates. The shares issued were not registered under the Securities Act of 1933, as amended, pursuant to the exemption contained in Regulation S of such Act. All of the shareholders of the acquired business are residents of the United Kingdom.


                                Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 3, 1998



                                       MAXWELL TECHNOLOGIES,INC.

                                       By:/s/Donald M. Roberts
                                          --------------------
                                          Donald M. Roberts
                                          Secretary and General Counsel